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                                                                    Exhibit 10.5

                      EXCLUSIVE USE AND PURCHASE AGREEMENT


                  THIS EXCLUSIVE USE AND PURCHASE AGREEMENT (this "Agreement") is entered into as of the 5th day of May, 1998 by and between Primicide, LLC, a Nevada limited liability company ("Primicide"), with its principal place of business at 3760 S. Highland Dr. #500, Salt Lake City, Utah 84106, and Venturi Technologies, Inc., a Nevada corporation ("Venturi"), with its principal place of business at 1327 North State Street, Orem, Utah 84057.

                                    RECITALS

                  WHEREAS, Primicide owns the proprietary information and technology involved in the production of a water based substance called "EO Water" ("EO Technology") and Primicide manufactures machines, tools and equipment used to produce EO Water ("EO Equipment");

                  WHEREAS, Venturi is engaged in the business of cleaning carpets and ventilation ducts, and desires to obtain the exclusive worldwide rights to EO Technology and EO Equipment for use in the carpet and ventilation duct cleaning industries;

                  WHEREAS, Primicide desires to grant to Venturi the exclusive worldwide rights to the EO Technology and the EO Equipment for use in the carpet and ventilation duct cleaning industries.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, Primicide and Venturi agree as follows:

                  1. GRANT OF EXCLUSIVE USE AND PURCHASE RIGHTS. Primicide hereby grants to Venturi the exclusive worldwide rights to use and exploit the EO Technology in the carpet and ventilation duct cleaning industries. Primicide also hereby grants to Venturi the exclusive worldwide rights to purchase from Primicide all EO Equipment to be used in the carpet and ventilation cleaning industries. Venturi may sell or distribute the EO Equipment to other end users or to dealers or resellers, as Venturi sees fit, provided that Venturi adheres to the confidentiality provisions set forth in Section ___ of this Agreement. All decisions and expenses as to the use, sales, marketing, advertising and pricing of the EO Equipment shall be the sole responsibility of Venturi.

                  2. TERMS AND CONDITIONS OF SALES. Venturi shall, from time to time, place orders with Primicide for machine in a manner mutually agreed upon, and at wholesale prices to be mutually agreed upon. Within five (5) days after receipt of an order, Primicide shall either accept or reject the order. Primicide will ship machine as directed by Venturi within a commercially reasonable period of time after its acceptance of an order.
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                  3. TERM. This Agreement is for an initial term of five (5)
years from the date of this Agreement. At the conclusion of the initial term, this Agreement shall automatically continue in full force and effect, except that the term shall be on a year to year basis. Either party may terminate this Agreement "with cause" upon thirty (30) days written notice to the other party, or "without cause" upon one hundred twenty (120) days written notice to the other party.

                  4. REPRESENTATIONS AND WARRANTIES OF PRIMICIDE. Primicide represents and warrants (a) that it owns or possesses all rights to use, sell or license the EO Technology, including, but not limited to, all copyrights, trademarks, service marks, service names, trade names, patents, patent rights, licenses, trade secrets and other proprietary rights; (b) Primicide is not infringing upon, or otherwise acting adversely to, any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses, trade secrets or other proprietary rights owned by any other person or persons, and that there is no claim or action by any such person pending, or to the knowledge of Primicide threatened, with respect thereto; (c) Primicide has the full power and authority to enter into this Agreement, and (c) Primicide has not previously granted to any other person or company rights to the EO Technology or EO Equipment for use in the carpet and ventilation duct cleaning industries.

                  5. DISCLAIMER. Nothing in this Agreement shall be deemed to be a representation or warranty by Primicide of the validity of any of the EO Technology or the accuracy, safety, or usefulness for any purpose of the EO Technology and the EO Equipment, or any other technical information, techniques, or practices at any time made available by Primicide. Primicide shall have no liability whatsoever to Venturi or any other person for or on account of any injury, loss or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon Venturi or any other person, arising out of or in connection with or resulting from the use by Venturi of any of the EO Technology or EO Equipment.

                  6. RELATIONSHIP OF THE PARTIES. Venturi is an independent contractor and is in no way an agent, franchisee or employee of Primicide, it being expressly agreed that the only relationship created by this Agreement is that of vendor/licensor and vendee/licensee. Primicide shall provide Venturi with such reasonable commercial and technical assistance as requested from time to time by Venturi or as Primicide deems necessary or appropriate to enable Venturi to fully use the EO Technology and the EO Equipment and to perform its obligations under this Agreement.

                  6. CONFIDENTIALITY. The parties each covenant and agree that they shall at all times during the term of this Agreement, and for a period of two (2) years after the termination or expiration of this Agreement, keep all proprietary information and trade secrets of the other party confidential, and that such proprietary information or trade secrets will not, without the prior written consent of the other party, be disclosed to any third party in any manner

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whatsoever, in whole or in part, and shall not be used either party or by its employees, agents or representatives other than in connection with the purpose of this Agreement.

                  7. INDEMNIFICATION. Venturi shall defend, indemnify and hold harmless Primicide from any losses, liability, claims or expenses (including, without limitation, reasonable attorney's fees) arising out of Venturi's use of the EO Technology and EO Equipment. Primicide shall defend, indemnify and hold harmless Venturi from any losses, liability, claims or expenses (including, without limitation, reasonable attorney's fees) arising out of Primicide's design, development, use or manufacture of the EO Technology and the EO Equipment.

                  8.  MISCELLANEOUS.

                           (a) ATTORNEYS FEES. In the event any legal action is
commenced to interpret or to enforce the terms of this Agreement or to recover damages for the breach thereof, the party prevailing in any such action shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party.

                           (b) BINDING AGREEMENT. This Agreement shall supersede
all prior agreements between the parties and shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of each of the parties hereto. This Agreement may not be assigned without express written consent of the other party.

                           (c) NOTICES. All notices required or permitted under
this Agreement shall be in writing and shall be given by personal delivery, facsimile, registered or certified mail, or by first class mail. If given by personal delivery or facsimile, such notice shall be deemed to have been given on the day delivered or faxed. If given by registered, certified or first class mail, such notice shall be deemed to have been given three business days after mailed. Any party may at any time change the place of receiving notice by giving notice of such change of address to the other as provided for herein.

                           (d) SEVERABILITY; MODIFICATION. The invalidity of any
provision hereof shall not affect the validity of any other provision hereof. This Agreement cannot be changed or modified orally, but only in writing consented to by both parties.

                           (e) LAW TO APPLY; JURISDICTION. This Agreement shall
be construed and interpreted in the light of and in accordance with the law in force in the State of Utah, as such law from time to time shall be in effect. In the event of any litigation or arbitration relating to this Agreement, the parties hereto agree that jurisdiction shall lie with the courts of the State of Utah, it being agreed between the parties that such jurisdiction constitutes the most convenient location for all the parties.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              PRIMICIDE, LLC
                              A Nevada limited liability company



                              By: /s/ illegible signature
                                  ______________________________________

                                   Its: General Manager
                                       _________________________________



                              VENTURI TECHNOLOGIES, INC.
                              A Nevada corporation



                              By:  /s/ Gaylord Karren
                                   ____________________________________
                                  Its: CEO
                                      _________________________________


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